                                                                    Exhibit 21.1



                              LIST OF SUBSIDIARIES

AP Henderson Group has the following subsidiaries:




(1)      Slide View Corp., an Oklahoma Corporation

(3) Hyundai MultiCAV Computer Shanghai, Co., Ltd., a Foreign Owned Limited Corporation in People's Republic of China